$12,000,000 MULTIPLE ADVANCE TERM LOAN FACILITY FROM
COBANK, ACB
TO
ARTESIAN WASTEWATER MANAGEMENT

MLA No. RX1447

MASTER LOAN AGREEMENT

THIS MASTER LOAN AGREEMENT (this “Agreement”) is entered into as of August 8, 2018, between ARTESIAN WASTEWATER MANAGEMENT, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and CoBANK, ACB, a federally chartered instrumentality of the United States (“CoBank”).
BACKGROUND

From time to time, CoBank may make loans and extend other types of credit to or for the account of the Company (each, a “Loan”).  In order to facilitate the making of Loans, the parties desire to enter into a master agreement. Such is the purpose of this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE 1
 DEFINITIONS AND RULES OF INTERPRETATION
SECTION 1.01          Definitions.  Except as otherwise expressly provided in this Agreement, capitalized terms used in this Agreement and defined in Exhibit A hereto shall have the meanings set forth in such Exhibit.
SECTION 1.02          Rules of Interpretation.  Except as otherwise expressly provided in this Agreement, the rules of interpretation set forth in Exhibit A shall apply to this Agreement.
ARTICLE 2
 THE SUPPLEMENTS
SECTION 2.01          Supplements. In the event the Company desires to borrow from CoBank and CoBank is willing to lend to the Company, the parties will enter into a supplement to this Agreement (each a “Supplement”).  Each Supplement will set forth CoBank’s commitment to make a Loan or Loans to the Company, the amount of the Loan(s), the purpose of the Loan(s), the interest and/or fee provisions applicable to the Loan(s), the repayment terms of the Loan(s), and any other terms and conditions applicable to the particular Loan(s).  Each Loan will be governed by the terms and conditions contained in this Agreement and in the Supplement.  In the absence of a Supplement hereto duly executed by CoBank, CoBank shall have no obligation to make a Loan to the Company under this Agreement. []
SECTION 2.02          Notice and Manner of Borrowing.  Except as otherwise provided in a Supplement: (A) Loans will be made available on any Business Day upon the written, telephonic, or, if provided by separate agreement between the parties, electronic request of an officer or employee of the Company; provided, however that any request made telephonically shall, if required by CoBank, be promptly confirmed in writing; (B) requests for Loans must be received by CoBank not later than 12:00 Noon Mountain Time on the date the Loan is to be made; and (C) Loans will be made available by wire transfer of immediately available funds to such account or accounts as may be authorized by the Company on forms supplied or approved by CoBank.
SECTION 2.03          Promissory Notes.  The Company’s obligation to repay the Loan(s) made under each Supplement shall be evidenced by a promissory note in form and content acceptable to CoBank (each, as amended or restated from time to time, a “Promissory Note”).
SECTION 2.04          Security and Guarantees.
(A)          Security. The Company’s obligations under the Credit Documents shall be secured by a: (1) statutory first priority Lien on all equity which the Company may now own or hereafter acquire in CoBank; (2) a first priority Lien on all real and other personal property of the Company (other than property specially excepted by CoBank in writing), whether now existing or hereafter acquired; and (3) all proceeds thereof (collectively, the “Collateral”).  The Company agrees to take such steps (including the execution and recording of such instruments and documents) as CoBank may from time to time reasonably require in order to enable CoBank to obtain, perfect and maintain its Lien on the Collateral.
(B)          Guarantee of Payment. In addition to the above, the Company’s obligations under the Credit Documents shall be guaranteed by Artesian Resources Corporation (the “Guarantor”) pursuant to a continuing guarantee of payment in form and content acceptable to CoBank (as amended or restated from time to time, the “Guaranty”).
SECTION 2.05          CoBank Books and Records.  CoBank will keep a record of: (A) the date and amount of each Loan; (B) the interest rate elections and/or interest rates applicable to all Loans, and the effective dates of all changes thereto; (C) all fees and expenses due and payable to CoBank hereunder and under the other Credit Documents; and (D) the date and amount of all principal, interest, and fees paid by the Company to CoBank hereunder and under the other Credit Documents.  To the extent permitted by applicable Law, such record (and all computer printouts thereof) shall be presumed correct absent proof of error as to the obligations of the Company therein recorded; provided, that the failure of CoBank to maintain such record, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) any Loan hereunder in accordance with the terms of this Agreement and the other Credit Documents.
SECTION 2.06          Business Days.  Notwithstanding the terms of any Supplement, Promissory Note, or other Credit Document, if any date on which principal, interest, fees, or other amount is due and payable is not a Business Day, then such payment shall be due and payable on the next Business Day and, in the case of principal, interest shall continue to accrue on the amount thereof until paid.
SECTION 2.07          Method of Payment.  The Company shall make all payments to CoBank under this Agreement and the other Credit Documents by wire transfer of immediately available funds or, if specified by separate agreement between the Company and CoBank, by automated clearing house or other similar cash handling processes.  Wire transfers shall be made to ABA No. 307088754 for advice to and credit of “CoBANK” (or to such other account as CoBank may direct by notice).  In the event that the Company intends to make any payment on a date other than a scheduled payment date, then the Company shall give CoBank telephonic notice no later than 12:00 Noon Mountain Time of its intent to pay by wire, and funds received after 3:00 P.M. Mountain Time shall, in CoBank’s discretion, be credited on the next Business Day.  The Company agrees that CoBank shall not be obligated to present any Promissory Note for payment as a condition for receiving payment thereon.
ARTICLE 3
 CONDITIONS PRECEDENT
SECTION 3.01          Conditions to this Agreement and Initial Supplements.   This Agreement and the Supplements  hereto dated as of the date of this Agreement (the “Initial Supplements”) are subject to the following conditions precedent (which in the case of instruments and documents, must be in form and content acceptable to CoBank):
(A)          This Agreement.  CoBank and the Company shall have duly executed and delivered this Agreement.
(B)          The Initial Supplement and Promissory Note. CoBank and the Company shall have duly executed and delivered the Initial Supplements hereto, and the Company shall have duly executed and delivered the Promissory Notes evidencing the Company’s obligation to repay the Loans made under the Initial Supplements hereto.
(C)          Secretary’s Certificate.  CoBank shall have received a certificate of the Secretary or Assistant Secretary of the Company dated as of the date of this Agreement (or as of such other date as may be acceptable to CoBank) attaching and certifying as to each of the following (which certificate and attachments must be in form and content acceptable to CoBank):  (1) the resolutions of the Company’s board of directors authorizing the execution and delivery of this Agreement, the Initial Supplements hereto, the Promissory Notes related thereto, and all Credit Documents contemplated hereby or by the Initial Supplements (collectively, the “Initial Credit Documents”); (2) a certificate of incumbency setting forth the names and true ink signatures of each officer of the Company authorized to sign the Initial Credit Documents; (3) a copy of the certificate of incorporation of the Company, as amended to the date of this Agreement, certified by the Secretary of State (or equivalent) of the State of Delaware within thirty (30) days of the date of this Agreement; (4) a certificate issued by the Secretary of State (or equivalent) of Delaware dated within thirty days of the date of this Agreement (or within such other number of days as may be agreeable to CoBank), attesting to the good standing of the Company in such state; and (5) the bylaws of the Company, as amended to the date of this Agreement.
(D)          Guaranty and Related Documents.  CoBank shall have received: (1) a duly executed Guaranty; (2) a certificate of the Secretary or Assistant Secretary of the Guarantor dated as of the date of this Agreement (or as of such other date as may be acceptable to CoBank) attaching and certifying as to each of the following (which certificate and attachments must be in form and content acceptable to CoBank):  (1) the resolutions of the Guarantor’s board of directors authorizing the execution and delivery of the Guaranty; (2) a certificate of incumbency setting forth the names and true ink signatures of each officer of the Guarantor authorized to sign the Guaranty; (3) a copy of the certificate of incorporation of the Guarantor, as amended to the date of this Agreement, certified by the Secretary of State (or equivalent) of the Guarantor’s state of incorporation or formation within thirty (30) days of the date of this Agreement; (4) a certificate issued by the Secretary of State of the State of Delaware dated within thirty days of the date of this Agreement (or within such other number of days as may be agreeable to CoBank), attesting to the good standing of the Guarantor in such state; and (5) the bylaws of the Guarantor, as amended to the date of this Agreement.
(E)          Consents and Approvals.  CoBank shall have received such evidence as CoBank may reasonably require that all filings, consents and approvals required to be obtained by the Company and the Guarantor in order for the Company and the Guarantor to be able to enter into the Initial Credit Documents to which it is a party and in order for the Company to be able to construct the project being financed with the Initial Credit Documents, have been obtained, are in full force and effect, and are final and not subject to appeal, including any approvals required to be obtained by the Company from the Public Service Commission of the State of Delaware.
(F)          Opinion of Counsel.  CoBank shall have received an opinion of counsel to the Company and the Guarantor (which opinion and counsel must be acceptable to CoBank).
(G)          Fees and Other Charges.  CoBank shall have received all fees or other charges provided for herein.
(H)          Insurance.  CoBank shall have received such evidence as CoBank may require that the Company is in compliance with Section 6.14 hereof (including the flood insurance requirements thereof).
(I)          Officer’s Certificate.  CoBank shall have received an original certificate from an officer of the Company acceptable to CoBank dated as of the date hereof and in form and substance acceptable to CoBank.
SECTION 3.02          Conditions to Each New Supplement.  CoBank’s obligation to make the initial Loan under each Supplement executed after the date hereof (which, for the avoidance of doubt, does not include the Initial Supplements), is subject to the following conditions precedent (which in the case of instruments and documents, must be in form and content acceptable to CoBank):
(A)          Supplement.  CoBank and the Company shall have duly executed and delivered the Supplement.
(B)          Promissory Note.  CoBank shall have received an original Promissory Note, duly executed by the Company.
(C)          Other Loan Documents. CoBank shall have received duly executed originals of all other Credit Documents contemplated by the Supplement.
(D)          Security.  (1) The Company and CoBank shall have entered into a supplemental mortgage in form and content reasonably satisfactory to CoBank (the “Supplemental Mortgage”); and (2) CoBank shall have received such evidence as may be satisfactory to CoBank that (a) the Supplemental Mortgage and one or more UCC-1 financing statements or amendments to the existing UCC-1 financing statements have been recorded in each place required by Law in order for the Mortgage, as supplemented by the Supplemental Mortgage, to accord CoBank a duly perfected and recorded Lien on the Collateral as security for the additional obligations then being incurred; (b) there are no tax, judgment, or other Liens on the Collateral, other than Liens permitted by this Agreement and the Mortgage; and (c) to the extent permitted by Law, all taxes and recording fees arising in connection with the new Credit Documents have been paid in full.
(E)          Secretary’s Certificate. CoBank shall have received a certificate of the Secretary or Assistant Secretary of the Company, and each other Person, if any, (other than CoBank) that is party to the Credit Documents, dated as of the date of the Credit Documents then being executed (or as of such other date as may be acceptable to CoBank), attaching and certifying as to each of the following (which certificate and attachments must be in form and content acceptable to CoBank): (1) the resolutions of the Company’s board of directors (or, if applicable, the board of directors or other governing body of such other Person) authorizing the execution and delivery of the Credit Documents then being entered into in connection with such Supplement; (2) a certificate of incumbency setting forth the names and true ink signatures of each officer of the Company (and, if relevant, each other Person) authorized to sign such Credit Documents; (3) the certificate of incorporation of the Company (and, if relevant, each other Person that is a party to any of the Credit Documents), as amended to the date of the Supplement; (4) a certificate issued by the Secretary of State (or equivalent) of the Company’s state of incorporation or formation (or, if relevant, of each other Person that is a party to the Credit Documents) dated within thirty days of the date of the Supplement (or within such other number of days as may be agreeable to CoBank), attesting to the good standing of the Company (or such other Person) in such state; (5) the bylaws of the Company (and, if relevant, each other Person), as amended to the date of the Supplement; and (6) such other instruments and documents as CoBank may require.
(F)          Consents and Approvals.  CoBank shall have received such evidence as CoBank may reasonably require that all consents and approvals that are required to be obtained by the Company and each other Person in connection with the Credit Documents or the project or activity then being financed, have been obtained and are in full force and effect, including any approvals required to be obtained from the Public Service Commission of the State of Delaware.
(G)          Fees and Other Charges.  CoBank shall have received any fees or other charges provided for herein or in such Supplement.
(H)          Insurance.  CoBank shall have received such evidence as CoBank may require that the Company is in compliance with Section 6.14 hereof (including the flood insurance requirements thereof) and any additional requirements set forth in such Supplement.
(I)          Opinion of Counsel.  CoBank shall have received a duly executed original opinion of counsel to the Company (which opinion and counsel must be reasonably acceptable to CoBank).
(J)          Officer’s Certificate. CoBank shall have received an original certificate from an officer of the Company acceptable to CoBank dated as of the date of the Supplement and in form and substance acceptable to CoBank.
(K)          Other Matters.  CoBank shall have received such additional certificates and other documents as CoBank shall have required, and all legal matters incident to the consummation of the transactions contemplated by the Supplement shall be reasonably satisfactory to CoBank and its counsel in all respects.
SECTION 3.03          Conditions to Each Loan. CoBank’s obligation under each Supplement to make any Loan to the Company thereunder, including the initial Loan thereunder, is subject to the conditions that: (A) each of the representations and warranties made or deemed made by the Company herein, in the Supplement, and in each other Loan Document, shall be true and correct in all material respects as of the date of the Loan; and (B) the Company shall have satisfied all conditions precedent set forth in the Supplement.  Without limiting clause (A) above, CoBank’s obligation under a Supplement to make any Loan to the Company thereunder is subject to the condition precedent that no Default or Event of Default shall have occurred and be continuing.
ARTICLE 4
 REPRESENTATIONS AND WARRANTIES
To induce CoBank to enter into each Supplement hereto and make each Loan to the Company thereunder, the Company represents and warrants that, except as provided below or in any officer certificate delivered in connection with the Supplement:
SECTION 4.01          Organizations and Good Standing.  The Company: (A) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware; (B) is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary; and (C) has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, and to enter into and perform the Credit Documents to which it is a party.
SECTION 4.02          Ownership and Subsidiaries.  The Company is owned 100% by the Guarantor and has no Subsidiaries.
SECTION 4.03          Financial Statements.
(A)          The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and the applicable provisions of the regulatory authorities having jurisdiction in the premises, are correct and complete, and present fully and fairly the financial position of the Company and the Guarantor as of the dates thereof and the results of their operations and changes in its financial position for the periods covered thereby.
(B)          Since the date of the Annual Financial Statements: (1) there has been no material adverse change in the condition (financial or otherwise), business or operations of the Company or the Guarantor from that presented in the Annual Financial Statements; and (2) except as may have arisen in the ordinary course or as may have been disclosed in any officer’s certificate submitted in connection with such Supplement, there are no liabilities of the Company or the Guarantor, fixed or contingent, which are material but not reflected in the Annual Financial Statements.
(C)          All budgets, projections, feasibility studies, and other similar documentation submitted by the Company to CoBank in connection with such Supplement were based upon assumptions that were reasonable at such time and no fact has come to light, and no event has occurred, that would cause any such assumption not to be reasonable.
SECTION 4.04          Litigation.  Except as set forth in the officer’s certificate furnished in connection with a Supplement or pursuant to Section 5.05, there are no actions, suits or proceedings pending or, to the best of the knowledge of the Company, threatened against or affecting the Company at law or in equity or before or by any Governmental Authority, that would reasonably be expected to involve the possibility of any material judgment or liability against the Company or otherwise have a Material Adverse Effect. The Company is not in default with respect to any order of any court or Governmental Authority.
SECTION 4.05          Taxes.  The Company has filed prior to delinquency all required tax returns and paid all applicable federal, state and local taxes, other than taxes not yet due or that may hereafter be paid without penalty, and the Company has no knowledge of any material deficiency or additional assessment in connection therewith not provided for on the books of the Company.
SECTION 4.06          Liens.  Except for Liens in favor of CoBank there are no Liens on any property of the Company other than Permitted Encumbrances.
SECTION 4.07          Title to Properties.  The Company has good title to all its property and assets reflected in its Annual Financial Statements (other than property or assets subsequently disposed of in the normal and ordinary course of business).
SECTION 4.08          Consents and Approvals. Except for such as shall have been made or obtained and are in full force and effect, no filing with and no consent, permission, authorization, order or license or other action of or by any Governmental Authority or of any party to any agreement to which the Company is a party or by which it or any of its property may be bound or affected (collectively, “Consents”), is necessary in connection with (A) the execution, delivery, performance or enforcement of the Credit Documents; and (B) the project, acquisition, or other activity being financed with the proceeds of the Credit Documents, other than Consents which are customarily obtained at a later date (such as occupancy permits).
SECTION 4.09          Calamities, Strikes, etc.  Since December 31, 2017, the business, properties and assets of the Company have not been adversely affected in any substantial way as the result of any fire, explosion, accident, windstorm, strike, labor disturbance, lockout, combination of workmen, requisition or taking of property by the United States or any agency thereof or by the State of Delaware or any municipality or other agency thereof, flood, drought, embargo, riot, war or act of God or the public enemy.
SECTION 4.10          Restrictions on the Company.  The Company is not a party to or bound by any contract, indenture, agreement or instrument, or any law, rule or regulation, any judgment or order of any court or Governmental Authority that restricts or limits the right or ability of the Company to enter into and perform any of the Credit Documents.  No action on the part of any shareholder of the Company is necessary in connection with the execution and delivery by the Company of and the performance by the Company of its obligations under the Credit Documents.
SECTION 4.11          No Conflicts.  The execution and delivery of the Credit Documents and the consummation of the transactions therein contemplated, and the compliance with the Credit Documents by the Company, will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the property or assets of the Company (other than the Lien created by the Credit Documents), pursuant to the terms of  the charter or by-laws of the Company, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or the Guarantor is a party, or by which the property or assets of either may be bound or affected.
SECTION 4.12          No Defaults.  The Company is operating its business in compliance with the terms of the Credit Documents, and no Default or Event of Default exists.
SECTION 4.13          Compliance with Laws.
(A)          The Company is not (i) in default with respect to any order, writ, injunction or decree of any court or (ii) in default in any material respect under any law, ordinance, order, regulation, license or demand (including ERISA, the Occupational Safety and Health Act of 1970 and laws and regulations establishing quality criteria and standards for air, water, land and toxic waste) of any Governmental Authority, default under which would have consequences that could reasonably be expected to have a Material Adverse Effect.
(B)          The Company is not in violation of any applicable Federal, state or local laws, statutes, rules, regulations, ordinances, permit, licenses or authorizations relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation could reasonably be expected to have a Material Adverse Effect. The Company does not know of any liability or class of liability of the Company under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.).
SECTION 4.14          Validity; Enforceable Obligations. This Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of the  Company enforceable against the  Company in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors’ rights generally or by general equitable principles.
SECTION 4.15          Full Disclosure.  The Financial Statements referred to in Section 4.03 of this Agreement do not, nor does any other written statement furnished to CoBank by the Company in connection herewith, contain at the time made any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading.  There is no fact peculiar to the Company that the Company has not disclosed to CoBank in writing that materially affects adversely nor, so far as the Company now can reasonably foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company.
SECTION 4.16          Use of Proceeds.  None of the transactions contemplated by this Agreement or any Supplement (including, without limitation, the use of proceeds from the Loans) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Company does not intend to purchase, with the proceeds of the Loans, any “margin stock” within the meaning of said Regulation G. None of the proceeds from the Loans will be used to purchase, or refinance any borrowing the proceeds of which were used to purchase, any “security” within the meaning of the Securities Exchange Act of 1934, as amended.
SECTION 4.17          ERISA.  The consummation of the transactions provided for in the applicable Supplement and compliance by the Company with the provisions thereof will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code. Each “Plan” (as hereinafter defined) complies in all material respects with all applicable statutes and governmental rules and regulations, and (i) no “Reportable Event” (as hereinafter defined) has occurred and is continuing with respect to any Plan, (ii) the Company has not withdrawn from any Plan or instituted steps to do so, and (iii) no steps have been instituted to terminate any Plan. No condition exists or event or transaction has occurred in connection with any Plan that could result in the incurrence by the Company of any material liability, fine or penalty. No Plan maintained by the Company, nor any trust created thereunder, have incurred any “accumulated funding deficiency” as defined in Section 302 of ERISA nor does the present value of all benefits vested under all Plans exceed, as of the last annual valuation date, the value of the assets of the Plans allocable to such vested benefits. The Company does not have any contingent liability with respect to any post-retirement “welfare benefit plans” (as such term is defined in ERISA) except as has been disclosed to CoBank.
SECTION 4.18          Principal Place of Business; Records.  The principal place of business and chief executive office of the Company and the place where the records of the Company are kept is at the address of the Company shown in Schedule 8.02 of this Agreement.
SECTION 4.19          Rate Matters.  The Company’s current rates for the provision of wastewater services have been approved by all necessary Governmental Authorities, including, without limitation, the Delaware Public Service Commission.  There are no pending, nor to the Company’s knowledge, any threatened, proceedings before any Governmental Authority the objective or result of which is or could be to materially reduce or otherwise materially change adversely any of the Company’s rates for the provision of water services or otherwise have a Material Adverse Effect.
SECTION 4.20          System Condition.  The Company’s utility’s facilities reasonably meet present demand in all material respects, are constructed in a good and workmanlike manner, are in good working order and condition, and comply in all material respects with all applicable laws, rules, regulations, orders, codes, and the like.  The Company has wastewater operating, discharge, and other permits that are necessary adequately to service the present and reasonably anticipated needs of its customers (other than permits to be obtained in the ordinary course of business upon completion of any project being financed by CoBank under a Supplement).
SECTION 4.21          [Intentionally Omitted]
SECTION 4.22          Investment Company Act.  The Company is not an “investment company” as that term is defined in, or otherwise subject to regulation under, the Investment Company Act of 1940, as amended.
SECTION 4.23          No Default Under Other Agreements.  The Company is not in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default has had or would be reasonably expected to have a Material Adverse Effect.
SECTION 4.24          Indebtedness.  As of the date of the Supplement, the Company has no Indebtedness other than Indebtedness permitted by this Agreement or the other Credit Documents.
SECTION 4.25          Solvency.  The Company is and, after the consummation of the transactions contemplated by this Agreement and the other Credit Documents, will be Solvent.
SECTION 4.26          Insurance.  The Company maintains insurance for the benefit of the Company with responsible and reputable insurance companies or associations in such amounts and covering such risks as are required by Section 6.14 hereof.  In addition, effective upon execution and delivery of the Mortgage, all policies insuring the Collateral have endorsements thereto naming CoBank as mortgagee and loss payee as required by Section 6.14 hereof.
SECTION 4.27          Franchise, Licenses, Etc. The Company possesses all material franchises, certificates, licenses, permits and other authorizations necessary for the operation of its businesses.
SECTION 4.28          Sanctions.  None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, employee, agent or affiliate of the Company or any of its Subsidiaries is a Person that is, or is owned or controlled by Persons that are: (A) the subject/target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, or other relevant sanctions authority (collectively “Sanctions”) or (B) located, organized or resident is a country or territory that is, or whose government is, the subject of Sanctions.
ARTICLE 5
 FURNISHING FINANCIAL AND OTHER INFORMATION
The  Company hereby covenants and agrees that so long as this Agreement is in effect and until the Loans, together with interest, fees and other monetary obligations hereunder have been paid in full and all commitments have expired or been terminated:
SECTION 5.01          Annual Financial Statements of Company.  The Company will furnish, or cause to be furnished, to CoBank as soon as available, and in any event within 120 days after the close of each fiscal year of the Company:
(i)          a Company prepared balance sheet of the Company as of the close of such fiscal year, and
(ii)          Company prepared statements of income, retained earnings and cash flow of the Company for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and prepared in conformity with GAAP consistently applied.
SECTION 5.02          Financial Statements of the Guarantor.
(i)          Quarterly Statements. As soon as available and in any event within forty five (45) days after the end of each quarterly fiscal period (except the last) of each fiscal year of the Guarantor, the Company will deliver to CoBank copies of:
(A)          consolidated balance sheets of the Guarantor and its subsidiaries as of the close of such quarterly period, and
(B)          consolidated statements of income, retained earnings and cash flows of the Guarantor and its subsidiaries, for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail prepared in conformity with GAAP consistently applied.

(ii)          Annual Statements. As soon as available and in any event within one hundred twenty (120) days after the close of each fiscal year of the Guarantor, the Company will deliver to CoBank, copies in duplicate of:
(A)          consolidated balance sheets of the Guarantor and its subsidiaries as of the close of such fiscal year, and
(B)          consolidated statements of income, retained earnings and cash flow of the Guarantor and its subsidiaries for such fiscal year, in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by the consolidating schedules related thereto and an opinion thereon of a firm of independent certified public accountants of recognized national standing selected by the Guarantor to the effect that the consolidated financial statements have been prepared in conformity with GAAP and present fairly the financial condition of the Guarantor and its subsidiaries as of the end of such fiscal year and the results of their operations for the fiscal year then ended and a written statement from such accountants that their examination in connection with such financial statements has been made in accordance with generally accepted auditing standards and auditing procedures as were considered necessary in the circumstances, and, to the extent applicable, disclosing all defaults by the Guarantor in the performance of any obligation or under its certificate of incorporation of which they have obtained knowledge in making the examination necessary to their opinion.
SECTION 5.03          SEC and Other Related Reports.  The Company will deliver to CoBank, promptly upon their becoming available, copies of all registration and proxy statements and reports that the Company or the Guarantor shall file with the Securities and Exchange Commission or any successor and corresponding Governmental Authority, and copies of such financial statements, reports, proxy statements and returns as the Company, or the Guarantor, shall send to its or their stockholders or file with any securities exchange.
SECTION 5.04          Requested Information.  The Company with reasonable promptness shall furnish to CoBank such other data and information as may reasonably be requested.
SECTION 5.05          Officer’s Annual Certificate.  Concurrently with delivery of the financial statements referred to in Section 5.01 hereof, the Company will deliver to CoBank a certificate of its President or its Treasurer or Chief Financial Officer in the form attached hereto as Exhibit B.
SECTION 5.06          Inspection.  The Company will permit CoBank, or such person or persons as CoBank may designate in writing, to visit and inspect any of the properties of the Company and to examine its books of account and discuss its affairs, finances and accounts with its officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss with CoBank the finances and affairs of the Company), all at such reasonable times and as often as CoBank may desire; provided that, unless a Default or Event of Default exists, CoBank shall bear the cost of any such inspection.
SECTION 5.07          Notice of Default.  Promptly after becoming aware thereof, the Company will deliver to CoBank notice of the occurrence of any Default or Event of Default.
SECTION 5.08          Notice of Non-Environmental Litigation.  Promptly after the commencement thereof, the Company will deliver to CoBank notice of the commencement of all actions, suits, or proceedings before any court, arbitrator, or Governmental Authority affecting it that, if adversely determined, could have a Material Adverse Effect.
SECTION 5.09          Notice of Environmental Matters.  Without limiting the provision of Section 5.08 hereof, promptly after receipt thereof, the Company will deliver to CoBank notice of its receipt of all pleadings, orders, complaints, indictments, or other written communications alleging a condition that would reasonably be expected to require the Company to undertake or to contribute to a cleanup or other response under any Environmental Law, or that seeks material penalties, damages, injunctive relief, or criminal sanctions related to alleged violations of any Environmental Law, or that makes any material claim for personal injury or property damage as a result of environmental factors or conditions or that, if adversely determined, could otherwise have a Material Adverse Effect.
SECTION 5.10          ERISA Reportable Events.  Within 10 days after the Company becomes aware of the occurrence of any Reportable Event with respect to the Company, the Company will deliver to CoBank a statement describing such Reportable Event and the actions proposed to be taken in response to such Reportable Event.
ARTICLE 6
 COVENANTS
The Company hereby covenants and agrees that so long as this Agreement is in effect and until the Loans, together with interest, fees and other monetary obligations hereunder have been paid in full and all commitments have expired or been terminated:
SECTION 6.01          Compliance With Laws and Agreements.  The Company will comply with (i) all Applicable Laws  of all Governmental Authorities and of any court, arbitrator or grand jury, in respect of the conduct of its business and the ownership of its properties (including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to equal employment opportunities or Environmental Laws), the violation of which could reasonably be expected to have a Material Adverse Effect; and (ii) all agreements, indentures, mortgages and other instruments to which it is a party or by which it or any of its property is bound, the violation of which could reasonably be expected to have a Material Adverse Effect.
SECTION 6.02          Capitalization.  The Company agrees to purchase such equity in CoBank as CoBank may from time to time require in accordance with its Bylaws and Capital Plan (as each may be amended from time to time), except that the maximum amount of equity that the Company may be required to purchase in CoBank in connection with a particular Loan may not exceed the maximum amount permitted by the CoBank’s Bylaws at the time the Supplement relating to that Loan is entered into or such Loan is renewed or refinanced by CoBank. The rights and obligations of the parties with respect to such equity and any distributions made on account thereof or on account of Company’s patronage with CoBank shall be governed by the CoBank’s Bylaws and Capital Plan (as each may be amended from time to time). All such investments and all other equities that the Company may now own or hereafter acquire or be allocated in CoBank  shall be subject to a statutory first Lien in favor of CoBank. CoBank shall not be obligated to set off or otherwise apply such equities to the Company’s obligations to CoBank.
SECTION 6.03          Licenses, Etc.  The Company will duly and lawfully obtain and maintain in full force and effect all licenses, certificates, permits, authorizations, approvals and the like that are material to the conduct of its business or that otherwise may be required by laws, to the extent the failure to do so could have a Material Adverse Effect.
SECTION 6.04          Wastewater Rights.  The Company will maintain and procure all wastewater operating, discharge, and other permits that are necessary to serve the present and reasonably anticipated needs of its customers.
SECTION 6.05          Loans and Investments.  The Company will not, after the date hereof, make any loan or advance to, invest in, purchase or make any commitment to purchase any commercial paper, stock, bonds, notes, or other securities of any person or entity (each, whether made directly or indirectly, (an “Investment”), other than:
(A)          commercial paper maturing not in excess of one year from the date of acquisition and rated “P1” by Moody’s or “A1” by S&P on the date of acquisition;
(B)          certificates of deposit in North American commercial banks rated “C” or better by Keefe, Bruyette & Woods, Inc., or “3” or better by Cates Consulting Analysts, maturing not in excess of one year from the date of acquisition;
(C)          securities or deposits issued, guaranteed, or fully insured as to payment by the United States government or any agency thereof, and equity or investments in CoBank;
(D)          repurchase agreements of any bank or trust company incorporated under the laws of the United States of America or any state thereof and fully secured by a pledge of obligations issued or fully and unconditionally guaranteed by the United States government;
(E)          stocks and other voting securities that are not included within the scope of clauses (A) through (D) above and are issued by corporations or other entities not engaged in any business other than the water or wastewater utility business and that are incorporated or organized under the laws of the United State of America or any state thereof; provided that prior to or as a result of such investment the Company holds not less than seventy five percent (75%) of the voting securities of such corporation or entity; and
(F)          commercial paper, bonds, stocks or other securities that are not included within the scope of clauses (A) through (E) above and are issued by corporations or other entities incorporated or organized under the laws of the United State of America or any state thereof (collectively, “Other Investments”); provided that the aggregate amount (calculated based on cost) of all such Other Investments shall not at any time exceed One Million Dollars ($1,000,000).
SECTION 6.06          Guarantees.  The Company will not guarantee, assume or otherwise become obligated or liable with respect to the Indebtedness or other obligations of any person or entity.
SECTION 6.07          Mergers; Acquisitions; Etc.  The Company will not: (A) merge or consolidate with any other entity unless the Company shall be the continuing and surviving corporation and, after such merger or consolidation, there shall exist no Default or Event of Default; or (B) commence operations under any other name, organization or entity, including any joint venture.
SECTION 6.08          Transfer of Assets.  The Company will not sell, transfer, lease, enter into any contract for the sale, transfer or lease of, or otherwise dispose of, any of its assets, except in the ordinary course of its business.
SECTION 6.09          Change in Business.  The Company will not engage in any business activity or operation different from the business of providing wastewater services to its customers.
SECTION 6.10          Distributions.  The Company will not make, declare or pay, directly or indirectly, any dividend or other distribution of assets to shareholders of the Company, or retire, redeem, purchase or otherwise acquire for value any shares of stock of the Company, if at the time thereof or after giving effect thereto a Default or Event of Default exists or would exist.
SECTION 6.11          Preservation of Existence, Franchise and Assets.  The Company will do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority. The Company shall generally maintain its properties, real and personal, in good condition, and the Company shall not waste or otherwise permit such properties to deteriorate, reasonable wear and tear excepted.
SECTION 6.12          Books and Records.  The Company will keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).
SECTION 6.13          Payment of Taxes and Other Indebtedness.  The  Company will pay, settle or discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) all of its other Indebtedness as it shall become due (to the extent such repayment is not otherwise prohibited by this Agreement); provided, however, that the Company shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefore have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose or collect on a Lien securing such amounts or (ii) would have or would reasonably be expected to have a Material Adverse Effect.
SECTION 6.14          Insurance.  The Company will at all times maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) with responsible and reputable insurance companies in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates.  In addition, in the event any property of the Company is located in a flood zone, the Company will maintain such flood insurance as may be required by CoBank in accordance with law.  The Company agrees to deliver to CoBank such proof of compliance with this Section as CoBank may from time to time require.
SECTION 6.15          Performance of Obligation.  The  Company will perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.
SECTION 6.16          [Reserved]
SECTION 6.17          [Reserved]
SECTION 6.18          Arm’s-Length Transactions.  The Company will not enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director or Affiliate other than on terms and conditions substantially as favorable to the Company as would be obtainable in a comparable arm’s-length transaction with a Person other than an officer, director or Affiliate.
SECTION 6.19          Fiscal Year; Organization Documents.  The Company will not (a) change its fiscal year or (b) change its form of organization from a corporation organized under the laws of the State of Delaware.
SECTION 6.20          Liens.  The  Company will not contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for the Lien of the Mortgage and Liens permitted by the Mortgage.
SECTION 6.21          Indebtedness.  The Company will not, nor will it permit any of its Subsidiaries to incur, assume, guarantee or in any other manner become liable, with respect to any Indebtedness, except for:  (A) debt to CoBank; (B) accounts payable to trade creditors incurred in the ordinary course of business; (C) current operating liabilities (other than for borrowed money) incurred in the ordinary course of business; and (D) debt to the Guarantor subordinated to all Company Obligations pursuant to the Guaranty, and debt to other Persons approved by CoBank, provided, however, that  Indebtedness to such other Persons is subordinated to all Company Obligations pursuant to a subordination agreement in form and content acceptable to CoBank.
SECTION 6.22          Debt Service Coverage Ratio.  Commencing with the fiscal year beginning on January 1, 2019 and ending December 31, 2019, and for each fiscal year thereafter, the Company will have a Debt Service Coverage Ratio of not less than 1.25 to 1.00.
SECTION 6.23          Total Debt to Capitalization Ratio.  The Company will have at the end of each fiscal year of the Company, a Total Debt to Total Capitalization Ratio of not greater than 65%.
SECTION 6.24          Sanctions, Etc. The Company will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, or other relevant sanctions authority. In addition, the Company agrees that: (1) it will not become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order, or knowingly engage in any dealings or transactions with any such Person; and (2) no part of the proceeds of the Loans will be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption law.
SECTION 6.25          Post-Closing Items.  On or before November 30, 2018 , the Company agrees to:
(A)          Mortgage. Enter into a mortgage and security agreement in the form and content acceptable to CoBank (as amended or restated from time to time, the “Mortgage”) granting to CoBank a first priority Lien on the Collateral;
(B)          Proof of Recoding, Etc.  Furnish to CoBank such evidence as may be satisfactory to CoBank that: (a) the Mortgage and one or more UCC-1 financing statements in form and content acceptable to CoBank have been recorded in each place required by law in order to render effective the Lien of the Mortgage; (b) all taxes and fees arising in connection therewith or in connection with the Loans contemplated hereby have been paid; (c) there are no Liens on any property of the Company other than Liens permitted by this Agreement or the Mortgage; and (d) the Company is in compliance with all insurance requirements contained in the Mortgage and Section 6.14 of this Agreement; and
(C)          Post-Closing Opinion of Counsel.  Furnish to CoBank an opinion of counsel to the Company (which opinion and counsel must be reasonably acceptable to CoBank) to the effect that: (a) the mortgage lien granted pursuant to the Mortgage creates in favor of CoBank a valid  lien on: (1) the real property described in the Mortgage (except that any after acquired property provision contained in the Mortgage will not give rise to a perfected lien on subsequently acquired real property or interests therein (other than fixtures) without recordation of an instrument specifically describing such real property and the interests of the CoBank in such real property and subjecting such interest to the lien created under the Mortgage); and (2) the personal property described in the Mortgage in which a Lien can be obtained under the Uniform Commercial Code in the State of Delaware; (b) UCC-1 financing statements in proper form have been duly filed in all places as are required by law in order to perfect the Lien of the Mortgage on that portion of the Collateral in which a Lien can be perfected by filing a UCC-1 financing statement; (c) the Mortgage and all other necessary filings have been duly filed in such places as are required by law in order to perfect the mortgage lien of the CoBank on the real property described in the Mortgage (except that any after acquired property provision contained in the Mortgage will not give rise to a perfected lien and subsequently acquired real property or interests therein without recordation of an instrument specifically describing such real property and the interests of the CoBank in such real property and subjecting such interests to the lien created under the Mortgage); and (d) no transfer, excise, mortgage, intangible, documentary stamp or other similar taxes are or will be payable to any governmental authority in the State of Delaware upon the execution, delivery, recording or filing of the Mortgage, or the creation of the indebtedness and obligations evidenced or secured thereby, except for nominal recording fees.
ARTICLE 7
 EVENTS OF DEFAULT
SECTION 7.01          Events of Default.  An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):
(A)          Payment.  The Company shall default in the payment when due of any principal of any of the Loans or in the payment when due of any interest on the Loans or of any fees or other amounts owing hereunder or under any of the other Credit Documents.
(B)          Representations.  Any representation, warranty or statement made or deemed to be made by the Company herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.
(C)          Certain Covenants. The failure by the Company to perform or comply with any covenant or agreement set forth in this Agreement (excluding Sections 5.07, 5.08, 5.09, 6.21, 6.22, and 6.23), and such failure continues for thirty (30) days after written notice thereof shall have been delivered by CoBank to the Company;
(D)          Other Covenants. The failure by the Company to perform or comply with Sections 5.07, 5.08, 5.09, 6.21, 6.22, or 6.23 of this Agreement or to use the proceeds of any Loan for a purpose other than the purpose(s) set forth in the Supplement relating to the Loan.
(E)          Cross-Default. The occurrence of any event of default under, or lapse of or failure on the part of the Company to observe, keep, or perform any covenant or agreement contained in any other Credit Document or any other agreement between the Company and CoBank, including, without limitation, any guaranty, loan agreement, security agreement, pledge agreement, indenture, mortgage or other agreement.
(F)          Other Indebtedness.  The Company should fail to pay when due any Indebtedness to any other Person for borrowed money or any long-term obligation for the deferred purchase price of property (including any capitalized lease), or any other event occurs which, under any agreement or instrument relating to such Indebtedness or obligation, has the effect of accelerating or permitting the acceleration of such Indebtedness or obligation, whether or not such Indebtedness or obligation is actually accelerated or the right to accelerate is conditioned on the giving of notice, the passage of time, or otherwise.
(G)          Judgment. The rendering against the Company of a judgment for the payment of moneys in excess of Five Hundred Thousand Dollars ($500,000) and the continuance of such judgment unsatisfied and without stay of execution thereon for a period of forty-five (45) days after the entry of such judgment, or the continuance of such judgment unsatisfied for a period of forty-five (45) days after the termination of any stay of execution thereon entered within such first mentioned forty-five (45) days.
(H)          Bankruptcy, etc. The occurrence of any of the following with respect to the  Company (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the  Company or for any part of its property or order the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against the Company and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) the  Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) the Company shall become insolvent or shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by the Company in furtherance of any of the aforesaid purposes.
(I)          ERISA.  The occurrence of any of the following events or conditions if the same, individually or in the aggregate, would be reasonably expected to result in a liability of an amount greater than or equal to $500,000: (A) any “accumulated funding deficiency,” as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any Lien shall arise on the assets of the  Company or any ERISA Affiliate in favor of the PBGC or a Plan; (B) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of CoBank, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (C) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of CoBank, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) the  Company or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (D) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which would be reasonably expected to subject the  Company or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(1) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the  Company or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.
(J)          Events Relating To Guarantor. The Guaranty shall, at any time, cease to be in full force and effect, or shall be revoked or declared null and void, or the validity or enforceability thereof shall be contested by the Guarantor, or the Guarantor shall deny any further liability or obligation thereunder, or shall fail to perform its obligations thereunder, or any representation or warranty set forth therein shall be breached, or the Guarantor shall breach or be in default under the terms of any other agreement with CoBank (including any loan agreement or security agreement), or a default set forth in Subsections (F) through (I) hereof shall occur with respect to the Guarantor.
SECTION 7.02          Acceleration; Remedies.  Upon the occurrence and during the continuance of a Default or an Event of Default, CoBank shall have no obligation to make any Loan to the Company and may discontinue doing so at any time without prior notice. In addition, upon the occurrence of an Event of Default and at any time thereafter unless and until such Event of Default has been waived by CoBank, CoBank may, by written notice to the Company, take any of the following actions:
(A)          Termination of Commitments.  Declare all commitments  terminated whereupon the commitments shall be immediately terminated; provided, however, that upon the occurrence of an Event of Default under Section 7.01(H) hereof, all commitments shall automatically terminate without the need to provide notice of any kind, which is hereby waived by the Company.
(B)          Acceleration of Loans.  Declare the unpaid amount of all Company Obligations to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the  Company; provided, however, that upon the occurrence of an Event of Default under Section 7.01(H) hereof, the Company Obligations shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the  Company.
(C)          Enforcement of Rights.  Enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights of set-off.
(D)          Other Rights. Exercise all other rights provided in this Agreement, any other Credit Document, or under law.
In addition to the foregoing, upon the occurrence and during the continuance of an Event of Default the unpaid principal balance of the Loans, together with any overdue payments of interest, fees or other charges hereunder, shall automatically accrue interest at the Default Rate.
SECTION 7.03          Application of Payments After Event of Default. Notwithstanding any other provisions of this Agreement, after the exercise of any remedies by CoBank pursuant to Section 7.02 (or after the commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Credit Documents shall automatically become due and payable in accordance with the terms of such Section), all amounts collected or received by CoBank on account of amounts outstanding under any of the Credit Documents shall be applied as follows:
FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable Attorney Costs) of CoBank in connection with administering and enforcing the rights of CoBank under the Credit Documents;
SECOND, to payment of any fees or surcharges owed to CoBank;
THIRD, to the payment of all accrued interest payable to the CoBank hereunder and under the Supplements and Promissory Notes;
FOURTH, to the payment of the outstanding principal amount of the Loans;
FIFTH, to all other obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses “FIRST” through “FOURTH” above; and
SIXTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.
In carrying out the foregoing, amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category.
ARTICLE 8
 MISCELLANEOUS
SECTION 8.01          Broken Funding Surcharge.  Notwithstanding the terms of any  Supplement or Promissory Note, the Company agrees to: (A) give CoBank not less than three (3) Business Days’ prior notice in the event it desires to repay any Loan balance bearing interest at a fixed rate prior to the last day of the fixed rate period; and (B) pay to CoBank a broken funding surcharge in the amount set forth below in the event the Company: (1) repays any fixed rate balance prior to the last day of its fixed rate period (whether such payment is made voluntarily, as a result of an acceleration, or otherwise); (2) converts any fixed rate balance to another fixed rate or to a variable rate prior to the last day of the fixed rate period applicable to such balance; or (3) fails to borrow any fixed rate balance on the date scheduled therefor.  The surcharge shall be in an amount equal to the greater of (i) the sum of the present value of: (A) any funding losses imputed by CoBank to have been incurred as a result of such payment, conversion or failure; plus (B) a per annum yield of ½ of 1% of the amount repaid, converted or not borrowed for the period such amount was scheduled to have been outstanding at such fixed rate, or (ii) $300.00. Such surcharge shall be determined and calculated in accordance with methodology established by CoBank, a copy of which will be made available upon request.  Notwithstanding the foregoing, in the event of a conflict between the provisions of this subsection and of the broken funding charge section of a forward fix agreement between CoBank and the Company, the provisions of the forward fix agreement shall control.
SECTION 8.02          Notices and Other Communications; Facsimile Copies.
(A)          General.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All written notices and all other communications expressly permitted hereunder to be given by telephone shall be made to the applicable address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 8.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B)  if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (C) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (C) below), when delivered.
(B)          Effectiveness of Facsimile Documents and Signatures.  Credit Documents may be executed in counterparts (and by different parties in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. In addition, if authorized by CoBank, Credit Documents may be delivered by electronic means The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on the Company and CoBank. CoBank may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
(C)          Limited Use of Electronic Mail.  Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Sections 5.01 through 5.04, and to distribute Credit Documents for execution by the parties thereto, and, unless otherwise provided herein or authorized by CoBank in writing, may not be used for any other purpose.
(D)          Reliance by CoBank.  CoBank shall be entitled to rely and act upon any notices (including telephonic notices of borrowing and interest elections) given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify CoBank from all losses, costs, expenses and liabilities resulting from the reliance by CoBank on each notice given by or on behalf of the Company. All telephonic notices to and other communications with CoBank may be recorded by CoBank, and the Company hereby consents to such recording.
SECTION 8.03          Rights of Set-Off.  In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in Section 7.02, CoBank is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to hold, set-off and appropriate and apply any and all proceeds of any equity in CoBank, any deposits (general or special), and any other indebtedness at any time held or owing by CoBank (whether or not due) to or for the credit or the account of the Company against the Company Obligations irrespective of whether CoBank shall have made any demand hereunder and although such  Company Obligations, or any of them, may be contingent or unmatured; provided, however, that CoBank shall not be obligated to effect any such setoff. The Company hereby agrees that any Person purchasing a participation in the Loans and commitments hereunder pursuant to Section 8.03 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a signatory hereto and a lender hereunder.
SECTION 8.04          Successors and Assigns.
(A)          Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of CoBank. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participation Purchasers to the extent provided in subsection (B) of this Section and, to the extent expressly contemplated hereby, the Indemnities) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(B)          Participations.  Without limiting the foregoing, CoBank may at any time, without the consent of, or notice to, the Company, sell participations to any Person (each , a “Participation Purchaser”) in all or a portion of CoBank’s rights and/or obligations under this Agreement and the other Credit Documents (including all or a portion of the commitments and/or the Loans); provided that (i) if such sale is other than to a Farm Credit System Institution, such sale shall be subject to the Company’s consent, which shall not be unreasonably withheld or delayed, (ii) CoBank’s obligations under this Agreement shall remain unchanged, (iii) CoBank shall remain solely responsible to the  Company for the performance of such obligations and (iv) the Company and CoBank shall continue to deal solely and directly with CoBank in connection with CoBank’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which CoBank sells such a participation shall provide that CoBank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that CoBank will not, without the consent of the Participation Purchaser, agree to any amendment, waiver or other modification described in Section 8.06 that directly affects such Participation Purchaser. To the extent permitted by law, each Participation Purchaser also shall be entitled to the benefits of Section 8.02 as though it were a signatory hereto and a lender hereunder, provided such Participation Purchaser agrees to share any amount received in excess of its pro rata share with CoBank and all other Participation Purchasers.
(C)          Nonrestricted Assignments.  CoBank may at any time pledge or assign a security interest in all or any portion of its rights under the Credit Documents (including under the Promissory Notes) to secure obligations of CoBank, including any pledge or assignment to secure obligations arising in connection with the issuance of notes by the Federal Farm Credit Banks Funding Corporation; provided that no such pledge or assignment shall release CoBank from any of its obligations hereunder or substitute any such pledgee or assignee for CoBank as a party hereto.
(D)          Information.  CoBank may furnish any information concerning the  Company in the possession of CoBank from time to time to Participation Purchasers (including prospective Participation Purchasers).
SECTION 8.05          No Waiver; Remedies Cumulative.  No failure or delay on the part of CoBank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Company and CoBank shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which CoBank would otherwise have. No notice to or demand on the  Company in any case shall entitle the  Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of CoBank to any other or further action in any circumstances without notice or demand.
SECTION 8.06          Payment of Expenses, Etc.
(A)          The  Company agrees (i) to pay or reimburse CoBank for all costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement and the other Credit Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs (including, without limitation, the reasonable fees and expenses of Sherman & Howard L.L.C., special counsel to CoBank), and (ii) to pay or reimburse CoBank for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Credit Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Company Obligations and during any legal proceeding, including any bankruptcy or insolvency proceeding of the  Company), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by CoBank and the cost of independent public accountants and other outside experts retained by CoBank. All amounts due under this Section 8.06(A) shall be payable within ten Business Days after written notice is provided to the Company demanding payment therefor. In addition, the Company will pay all taxes (including interest and penalties) that may be payable in respect of the execution and delivery of this Agreement or any other Credit Documents or of any amendment of, or waiver or consent under or with respect to, this Agreement or any other Credit Document, and will hold CoBank harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax. The obligations of the Company under this Section 8.06 shall survive the payment of the Loans.
(B)          Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold harmless the Indemnities from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Credit Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any commitment or any Loan, (c) any actual or alleged presence or release of hazardous materials on or from any property currently or formerly owned or operated by the Company, any Subsidiary of the Company, or any liability resulting from any actual or alleged violation of Environmental Laws related in any way to the  Company, any Subsidiary of the  Company or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any indirect or consequential damages relating to this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 8.06(B) shall be payable within ten Business Days after written notice is provided to the Company demanding payment therefor.  The agreements in this Section shall survive the termination of any commitment provided under a Supplement and the repayment, satisfaction or discharge of all Company Obligations.
(C)          Payments Free of Taxes.  Any and all payments by or on account of any Company Obligation to CoBank under any Credit Document shall be made without deduction or withholding for any taxes, except as required by Applicable Law.  If any Applicable Law requires the deduction or withholding of any tax from any such payment by the Company, then: (1) the Company shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law; and (2) the sum payable by the Company shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) CoBank receives an amount equal to the sum it would have received had no such deduction or withholding been made.  The Company’s obligations under this Section shall survive the repayment, satisfaction or discharge of all Company Obligations.
SECTION 8.07          Amendments, Waivers and Consents.  Neither this Agreement, nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by CoBank and the Company; provided that no such amendment, change, waiver, discharge or termination shall without the consent of each Participation Purchaser affected thereby:
(A)          extend the maturity date of any Loan, or postpone or extend the time for any payment or prepayment of principal;
(B)          reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees or other amounts payable hereunder;
(C)          reduce or waive the principal amount of any Loan;
(D)          increase or extend any commitment (it being understood and agreed that a waiver of any Default or Event of Default shall not constitute a change in the terms of any commitment);
(E)          release the  Company from its obligations under the Credit Documents;
(F)          amend, modify or waive any provision of this Section 8.07, or Sections 7.01(A), 8.03, 8.04 or 8.06; or
(G)          consent to the assignment or transfer by the  Company of any of its rights and obligations under (or in respect of) the Credit Documents.
Any amendment or restatement hereto or hereof shall be applicable to all Supplements, regardless of when executed, and each Supplement shall be deemed to incorporate all of the provisions hereof.
SECTION 8.08          Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.
SECTION 8.09          Headings.  The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
SECTION 8.10          Survival of Indemnification and Representations and Warranties.  All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans, and the repayment of the Loans and other Company Obligations and the termination of any commitment made under a Supplement.
SECTION 8.11          Governing Law.  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.  The Company irrevocably consents to the service of process out of any competent court in any action or proceeding with respect to this Agreement by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 8.02, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of CoBank to serve process in any other manner permitted by law.
SECTION 8.12          Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS  AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.
SECTION 8.13          Severability.  If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.
SECTION 8.14          Further Assurances.  The Company agrees, upon the request of CoBank, to promptly take such actions, as reasonably requested, as are necessary to carry out the intent of this Agreement and the other Credit Documents.
SECTION 8.15          Entirety.  This Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.
SECTION 8.16          Binding Effect; Continuing Agreement.
(A)          This Agreement shall become effective at such time as all of the conditions set forth in Section 3.01 have been satisfied or waived by CoBank and it shall have been executed by the  Company and CoBank, and thereafter this Agreement shall be binding upon and inure to the benefit of the  Company and CoBank and their respective successors and assigns.
(B)          This Agreement shall be a continuing agreement and shall remain in full force and effect until all Loans, interest, fees and other Company Obligations have been paid in full and all commitments made under the Supplements shall have expired or have been terminated. Upon termination, the  Company shall have no further obligations (other than the indemnification provisions that survive) under the Credit Documents; provided that should any payment, in whole or in part, of the  Company Obligations be rescinded or otherwise required to be restored or returned by CoBank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all amounts required to be restored or returned and all costs and expenses incurred by CoBank in connection therewith shall be deemed included as part of the  Company Obligations.
SECTION 8.17          Confidentiality.  CoBank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided, in the event of any disclosure pursuant to this clause (c), CoBank shall promptly notify the  Company of its disclosure of such Information); (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 8.17, to (i) any  Participation Purchaser in, or any prospective Participation Purchaser in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the  Company; (g) with the consent of the  Company; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 8.17 or (ii) has been available or becomes available to CoBank on a nonconfidential basis from a source other than the  Company; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about CoBank’s or its Affiliates’ portfolio in connection with ratings issued with respect to CoBank or its Affiliates. For the purposes of this Section 8.17, “Information” means all information received from the  Company relating to the  Company or its Subsidiaries or business. Any Person required to maintain the confidentiality of Information as provided in this Section 8.17 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, “Information” shall not include, and CoBank and the  Company may disclose to any and all Persons, without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to CoBank or the  Company relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans and transactions contemplated hereby.
SECTION 8.18          USA PATRIOT ACT.  CoBank hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Publ. 107 56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow CoBank to identify the Company in accordance with the Act.

[Remainder of Page Intentionally Left Blank]

Each of the parties hereto has caused a counterpart of this Master Loan Agreement to be duly executed and delivered as of the date first above written.
ARTESIAN WASTEWATER MANAGEMENT, INC.

By:
Name:
Title:

CoBANK, ACB

By:
Name:
Title:

EXHIBIT A

DEFINITIONS AND RULES OF INTERPRETATION

SECTION 1.01          Definitions. As used in the Agreement, any amendment thereto, or in any other Credit Document, the following terms shall have the following meanings:
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (b) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” shall have the meaning set forth in the introductory clause hereof, and shall be deemed to include all exhibits, schedules, and amendments hereto.
“Annual Financial Statements” shall mean: (1) in the case of the Initial Credit Documents, the Company prepared annual financial statements of the Company for the year ended December 31, 2017 and the annual audited financial statements of the Guarantor for the year ending December 31, 2017; (2) in the case of each subsequent Supplement, the latest annual financial statements furnished to CoBank under Sections 5.01 and 5.02(ii) hereof prior to the date of the Supplement.
“Applicable Law” means all laws, rules, regulations, codes, and ordinances applicable to the Person, conduct, transaction, covenant or contract in question.
“Attorney Costs” means all reasonable fees and disbursements of any law firm or other external counsel.
“Banking Day” shall mean a day that is both a Business Day and a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.
“Business Day” means any day other than a Saturday, a Sunday, a legal holiday or a day on which CoBank is closed for business.
“Closing Date” means the date hereof.
“CoBank” shall have the meaning set forth in the introductory clause hereof, and shall include its successors and assigns.
“CoBank Base Rate” shall mean the rate of interest established by CoBank from time to time as its CoBank Base Rate, which rate is intended by CoBank as a reference rate and not its lowest rate. The CoBank Base Rate will change on the effective date of each change in the rate.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.
“Collateral” shall have the meaning set forth in Section 2.04(A) hereof.
“Company” means Artesian Wastewater Management, Inc.
“Company Obligations” means, without duplication, all of the obligations of the Company to CoBank, whenever arising, under this Agreement, the Supplements, the Promissory Notes or any of the other Credit Documents, including, without limitation, the obligation to pay principal, interest, fees, surcharges, premiums, expense, and other amounts owing hereunder.
“Consents” has the meaning specified in Section 4.08 hereof.
“Credit Documents” means this Agreement, the Supplements, the Promissory Notes, the Mortgage, and all instruments or documents executed or furnished in connection with this Agreement, any Supplement, or any Promissory Note, including the Mortgage, the Guaranty, and all officer certificates, opinions, and financial statements furnished hereunder or thereunder (as each may be amended or restated from time to time).
“Debt Service Coverage Ratio” shall mean the ratio of: (1) net income (after taxes and after eliminating any gain or loss on sale of assets or other extraordinary gain or loss), plus depreciation expense, non-cash income taxes, amortization expense, and interest expense, minus non-cash patronage, and non-cash income from Subsidiaries and/or joint ventures, and minus grant income; to (2) all principal payments due within the period on all Long Term Debt plus interest expense (all as calculated for the Company on an unconsolidated basis for the applicable fiscal year in accordance with GAAP consistently applied or the appropriate standards of the regulatory agency having jurisdiction over the Company).
“Default” means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.
“Default Rate” shall mean: (1) in the case of principal, 2% per annum in excess of the rates otherwise in effect on such principal; and (2) in the case of other sums owing hereunder or under any other Credit Documents, the CoBank Base Rate plus 2% per annum.
“Dollars” and “$” means dollars in lawful currency of the United States of America.
“Environmental Laws” means any current or future legal requirement of any Governmental Authority pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater or (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendment of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977,33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.
“ERISA Affiliate” means an entity, whether or not incorporated, which is under common control with the Company or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the  Company or any of its Subsidiaries and which is treated as a single employer under Sections 414(b), (c), (m), or (0) of the Code.
“Event of Default” has the meaning specified in Section 7.01.
“Financial Officer” means any one of the chief financial officer, the chief accounting officer, the Vice President, Finance or the Senior Vice President, Finance and Planning of the Company.
“Financial Statements” shall mean: (1) in the case of the Initial Credit Documents, (a) the Company prepared balance sheets of the Company for the year ended December 31 in each of the years 2016 and 2017 and the related Company prepared statements of income, retained earnings and cash flows for the years ended on said dates, copies of all of which have been furnished to CoBank; and (b) the annual audited financing statements for Guarantor and its consolidated subsidiaries for the fiscal years ending on December 31, 2016 and December 31, 2017, copies of which have been delivered to CoBank, and (2) in the case of each subsequent Supplement, (a) the latest annual and the most recent quarterly Company prepared financial statements of the Company furnished to CoBank under Section 5.01 prior to the date of the Supplement; and (b) the most recent annual audited financial statements of the Guarantor furnished to CoBank under Section 5.02(ii) hereof and, if more recent than those statements, the most recent quarterly financial statements of the Guarantor furnished under Section 5.02(i) hereof.
“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis.
“Governmental Authority” means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.
“Guarantor” shall have the meaning set forth in Section 2.04(B) hereof.
“Guaranty Obligations” means, with respect to any Person, without duplication, any obligation (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any property constituting security therefore, (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than trade payables incurred in the ordinary course of business, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person, (g) the principal portion of all obligations of such Person under (i) capital lease obligations and (ii) Off Balance Sheet Indebtedness, (h) all obligations of such Person to repurchase any securities which repurchase obligation is related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares, (i) all net principal obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, (j) the maximum amount of all performance and standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed); and (k) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP.
“Indemnified Liabilities” has the meaning set forth in Section 8.06(B).
“Indemnities” means, collectively, CoBank and its respective Affiliates, directors, officers, employees, counsel, agents and attorneys- in-fact.
“Initial Credit Documents” shall have the meaning set forth in Section 3.01(C) hereof.
“Initial Supplements” shall have the meaning set forth in Section 3.01 hereof
 “Investment” shall have the meaning set forth in Section 6.05 hereof.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).
“Loan” or “Loans” shall have the meaning set forth in the Background clause to this Agreement.
“Long-Term Debt” means, for the Company, the sum of (1) all Indebtedness for borrowed money, (2) obligations that are evidenced by notes, bonds, debentures or similar instruments, and (3)  that portion of obligations with respect to capital leases or other capitalized agreements that are properly classified as a liability on the balance sheet in conformity with GAAP or that are treated as operating leases under regulations applicable to them but that otherwise would be required to be capitalized under GAAP, in each case having a maturity of more than one year from the date of its creation or having a maturity within one year from such date but that is renewable or extendible, at the Company’s option, to a date more than one year from such date or that arises under a revolving credit or similar agreement that obligates the lender(s) to extend credit during a period of more than one year from such date, including all current maturities in respect of such indebtedness whether or not required to be paid within one year from the date of its creation.
“Material Adverse Effect” means a material adverse effect on (a) the operations, business, assets, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement or (c) the validity or enforceability of this Agreement, any of the other Credit Documents, or the rights and remedies of CoBank hereunder or thereunder.
“Moody’s” means Moody’s Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.
“Mortgage” shall have the meaning set forth in Section 6.25 hereof.
“Multiemployer Plan” means a Plan covered by Title IV of ERISA which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.
“Multiple Employer Plan” means a Plan covered by Title IV of ERISA, other than a Multiemployer Plan, which the Company or any ERISA Affiliate and at least one employer other than the  Company or any ERISA Affiliate are contributing sponsors.
“Net Worth” means total assets less total liabilities, both as determined in accordance with GAAP consistently applied, except that in determining Total Capitalization, contributions in aid of construction, advances for construction, customer deposits, or similar items reducing rate base calculations will be excluded.
“OFAC” shall have the meaning set forth in Section 4.28 hereof.
“Off Balance Sheet Indebtedness” means any obligation of a Person that would be considered indebtedness for tax purposes but is not set forth on the balance sheet of such Person, including, but not limited to, (a) any synthetic lease, tax retention operating lease, off balance sheet loan or similar off-balance sheet financing product of such Person, (b) the aggregate amount of uncollected accounts receivables of such Person subject at such time to a sale of receivables (or similar transaction) and (c) obligations of any partnership or joint venture that is recourse to such Person.
“Other Investments” shall have the meaning set forth in Section 6.05(F) hereof.
“Participation Purchaser” means any Person (other than a natural person or the  Company or any of the  Company’s Affiliates or Subsidiaries) to whom CoBank sells a participation as specified in Section 8.04(B).
“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.
“Permitted Encumbrances” shall mean:

(A)          Liens for taxes or assessments or other governmental charges or levies that are not delinquent;

(B)          Liens in favor of mechanics, landlords, material suppliers, warehouses, carriers, and like persons that secure obligations that are not past due or if past due: (1) no foreclosure or other action to enforce the Liens have been commenced or, if commenced, have been stayed; and (2) reserves have been established and are maintained on the books of the Company in an amount equal at all times to amount secured by the Lien;

(C)          Deposits and pledges made under workers’ compensation, unemployment insurance, Social Security, or similar legislation (other than ERISA);

(D)          Deposits and pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), public and statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations, in each case arising in the ordinary course of business;

(E)          Judgment and similar Liens arising in connection with court or other dispute resolution proceedings, provided that no Event of Default arises under Section 7.01(G) of this Agreement and such Lien is stayed and subordinate to the Lien of the Mortgage; and

(F)          Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by the Company of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto.

“Person” means any individual, partnership, joint venture, firm, corporation, association, trust, limited liability company or other enterprise (whether or not incorporated), or any government or political subdivision or any agency, department or instrumentality thereof
“Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Company or any ERISA Affiliate is ( or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” within the meaning of Section 3(5) of ERISA.
“Promissory Note” shall have the meaning set forth in Section 2.03 hereof.
“Regulation D, O, T, U or X” means Regulation D, O, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect, any amendment thereto and any successor to all or a portion thereof.
“Reportable Event” means a “reportable event” as defined in Section 4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.
“S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.
“Sanctions” shall have the meaning set forth in Section 4.28 hereof.
“Single Employer Plan” means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.
“Solvent” means, with respect to the Company as of a particular date, that on such date (a) the Company is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) the Company does not intend to, and does not believe that it will, incur debts or liabilities beyond the Company’s ability to pay as such debts and liabilities mature in their ordinary course, (c) the Company is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Company’s assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged or is to engage and (d) the fair value of the assets of the Company, taken as a whole on a going concern basis, is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of the Company.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Subsidiary” means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not, at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% equity interest at any time.
“Supplemental Mortgage” shall have the meaning set forth in Section 3.02(D) hereof.
“Termination Event” means (a) with respect to any Single Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA), (b) the withdrawal of the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan, (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041 (a)(2) or 4041A of ERISA, (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA, (e) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (f) the complete or partial withdrawal of the Company or any ERISA Affiliate from a Multiemployer Plan.
“Total Capitalization” shall mean total Indebtedness plus Net Worth.
“Total Debt to Total Capitalization Ratio shall mean a ratio of total Indebtedness to the Total Capitalization.
RULES OF INTERPRETATION

SECTION 2.01          Rules of Interpretation.  The following rules of interpretation shall apply to the Agreement, the other Credit Documents and all amendments to either of the foregoing:

Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to CoBank hereunder shall be prepared, in accordance with GAAP applied on a consistent basis.
Number.  All terms stated in the singular shall include the plural, and all terms stated in the plural shall include the singular.
Including.  The term “including” shall be construed as meaning “including, but not limited to”.
Default. The expression “while any Default or Event of Default shall have occurred and be continuing” (or like expression) shall be deemed to include the period following any acceleration of the  Company Obligations (unless such acceleration is rescinded).
References in this Agreement to “Articles”, “Sections”, “Schedules” or “Exhibits” shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided.
Renewal of Commitment. References in the Agreement or any Supplement to the renewal of a Commitment shall not be construed as obligating CoBank to renew a Commitment, and no obligation to renew a Commitment shall arise unless contained in a writing signed by CoBank.
Conflict.  In the event of any direct, explicit conflict between the terms of this Agreement and the terms set forth in a Supplement, the terms set forth in the applicable Supplement shall prevail; provided, however, that it is expected by the parties that any direct, explicit conflict be preceded with the words “notwithstanding Section <> of the MLA” (or words of similar import or words indicating that the MLA is being amended); it being understood that the MLA contains terms applicable to the Supplements (such as default interest, acceleration, and other provisions) that conflict the terms of a Supplement, and such additional terms shall not be deemed to fall within the meaning of this rule.
Defined Terms.  Capitalized terms used in a Supplement or a Promissory Note and not defined therein shall have the meanings set forth in this MLA.

EXHIBIT B

FORM OF ANNUAL COMPLIANCE CERTIFICATE

TO:          COBANK, ACB
FROM:          ARTESIAN WASTEWATER MANAGEMENT, INC.
DATE:          _______________, 20____
SUBJECT:	COMPLIANCE CERTIFICATE FOR FISCAL PERIOD ENDING ON ____________________, 20___.
Reference is hereby made to that certain Master Loan Agreement dated as of August 8, 2018 (the “Credit Agreement”), between ARTESIAN WASTEWATER MANAGEMENT, INC. (the “Company”) and COBANK, ACB (“CoBank”). Capitalized terms used in this certificate and not defined herein shall have the meanings given to those terms in the Credit Agreement.
I am the _______________________________1 of the Company and am furnishing this Certificate to you pursuant to Section 5.05 of the Credit Agreement.
Attached hereto are the annual financial statements required by Section 5.01 of the Credit Agreement.  The undersigned hereby certifies that the annual financial statements present fairly, in all material respects, the financial conditions and results of operations of the Company, in accordance with GAAP consistently applied.
In addition to the above, attached hereto is a certificate calculating the financial covenants set forth in Sections 6.22 and 6.23 of the Credit Agreement. The undersigned hereby certifies that the financial covenants were calculated in a manner consistent with the requirements of the Credit Agreement.
I hereby certify that a review in reasonable detail of the activities of the Company during the period covered by the financial statements attached hereto has been made or caused to be made under my supervision and that [please check one of the following boxes and, if the second box is checked, complete the information required thereunder]:
[ ] Such review has not disclosed the existence during or at the end of the period covered by the financial statements of any condition or event which constitutes a Default or an Event of Default;
[ ] Such review has disclosed the existence of the following Default(s) and/or Event(s) of Default [specify the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto]: ___________________________________________________.

(Signature)

(Print Name)
________________________________
(Title)

1 Must be from the President, Treasurer or Chief Financial Officer.

SCHEDULE 8.02

WRITTEN NOTICE AND TELEPHONIC COMMUNICATIONS

If to CoBank, to:

CoBank, ACB
6340 S. Fiddlers Green Circle
Greenwood Village, Colorado 80111
Facsimile:  (303) 740-4002
E-Mail: bervin@cobank.com
Attention:  Energy & Water Group

If to Artesian, to:
Artesian Wastewater Management, Inc.
664 Churchmans Road
Newark, DE 19702
Facsimile: (302) 453-6957
E-Mail: dspacht@artesianwater.com
 jfinch@artesianwater.com
Attention: Chief Financial Officer

Loan No. RX1447T1

SUPPLEMENT TO MASTER LOAN AGREEMENT
($7,500,000 Multiple Advance Term Loan Facility)

THIS SUPPLEMENT TO MASTER LOAN AGREEMENT (this “Supplement”) is entered into as of August 8, 2018, between ARTESIAN WASTEWATER MANAGEMENT, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and CoBANK, ACB, a federally chartered instrumentality of the United States (“CoBank”), and supplements the Master Loan Agreement dated as of August 8, 2018, between the Company and CoBank (as amended or restated from time to time, the “MLA”).
SECTION 1.          The Commitment.  On the terms and conditions set forth in the MLA and this Supplement, CoBank agrees to make loans (the “Loans”) to the Company from time to time during the period set forth below, in an aggregate principal amount not to exceed $7,500,000 (the “Commitment”).  Under the Commitment, amounts borrowed and later repaid may not be reborrowed.
SECTION 2.          Purpose.  The purpose of the Commitment is to provide long-term financing for approximately 60% of the cost to construct a wastewater disposal facility including a pipeline between the Company’s wastewater disposal facility site and the properties of Allen Harim Foods, LLC (“AHF”) (the “Project”) pursuant to the Process Wastewater Services Agreement dated January 27, 2017, between the Company and AHF (as amended or restated from time to time, the “Contract”).
SECTION 3.          Term of Commitment. The term of the Commitment shall be from the date when all conditions precedent set forth herein and the MLA shall have been satisfied up to (but not including) 12:00 Noon on December 28, 2018, or such later date as CoBank may, in its sole discretion, authorize in writing.
SECTION 4.          Availability.   The Loans will be made available as provided in Section 2.02 of the MLA; provided, that, for the avoidance of doubt, CoBank agrees that the full Commitment may be borrowed by the Company in a single Loan.
SECTION 5.          Interest.  The Company agrees to pay interest on the unpaid principal balance of the Loans at 5.12% per annum.  Interest shall be calculated on the actual number of days each Loan is outstanding on the basis of a year consisting of 360 days. In calculating interest, the date each Loan is made shall be included and the date each principal installment is repaid shall, if received before 11:00 AM Mountain Time, be excluded. Interest shall be calculated and paid quarterly in arrears on the thirtieth (30th) day of each of March, June, September and December.
SECTION 6.          Underwriting Fee.   None [Waived by CoBank].
SECTION 7.          Repayment.  The Company agrees to repay each Loan in eighty (80) consecutive quarterly installments, each due on the thirtieth (30th) day of each March, June, September, and December, with the first installment due on March 30, 2019, and the last installment due on December 30, 2038. The amount of each installment shall be the same principal amount that would be required to be repaid if the Loan was scheduled to be repaid in level installments of principal and interest and such schedule was calculated utilizing 5.12% as the rate accruing on the Loan; provided, however, that the last installment of each Loan shall be in an amount equal to the then unpaid principal balance of the Loan.
SECTION 8.          Prepayment.  Subject to Section 8.01 of the MLA, the Company may prepay the Loans in whole or in part upon three (3) Business Day’s prior written notice.  All partial prepayments shall be applied to the Loans in the inverse order of their maturity.
SECTION 9.          Promissory Note.  The Company’s obligation to repay the Loans shall be evidenced by a promissory note in substantially the form attached hereto as Exhibit A (the “Promissory Note”).
SECTION 10.          Security.  The Company’s obligations hereunder, under the MLA, and under the Promissory Note shall be secured as provided in Section 2.04(A) of the MLA. In addition, the Company’s obligations shall be guaranteed by the Guarantor as provided in Section 2.04(B) of the MLA.
SECTION 11.          Conditions Precedent.  CoBank’s obligation to make the initial Loan hereunder is subject to the conditions precedent set forth in Section 3.01 and Section 3.03 of the MLA. Without limiting Section 3.01 of the MLA, CoBank’s obligation to make the initial Loan hereunder is subject to the condition precedent that CoBank receive such evidence as it may reasonably require that the Company has obtained all permits and other authorizations required to commence construction of the Project.
SECTION 12.          Additional Affirmative Covenants.  In addition to the affirmative covenants set forth in the MLA, the Company agrees that:
(A)          Compliance with Contract. It will comply in all material respects with the Contract; and
(B)          Notice. It will furnish to CoBank, promptly after learning of same, notice of: (1) the occurrence of any breach, default, or event of default by the Company or AHF under the Contract; and (2) the commencement of any material litigation, arbitration or like proceeding by the Company or AHF involving the Contract or the Project.
SECTION 13. Additional Event of Default.  In addition to the Events of Default set forth in Article 8 of the MLA, the Company agrees that in the event the Company fails to timely comply with any provision of Section 12(A) hereof and such failure continues for thirty (30) days after written notice thereof is delivered by CoBank to the Company or in the event the Company fails to timely comply with Section 12(B) hereof, then such failure shall constitute an Event of Default under Article 8 of the MLA (and the MLA is hereby deemed amended to so provide).
SECTION 14.          Counterparts and Electronic Delivery. This Supplement may be executed in counterparts (and by different parties in different counterparts), each of which shall constitute an original, and all of which when taken together shall constitute a single agreement. In addition, this Supplement may be delivered by electronic means.

(Signature Page(s) Follow)

IN WITNESS WHEREOF, the parties have caused this Supplement to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB

By:

Name: ______________________________

Title:

ARTESIAN WASTEWATER MANAGEMENT, INC.

By:

Name: ______________________________

Title:

(Signature Page to Supplement to Master Loan Agreement No. RX1447T1)

EXHIBIT A
Loan No. RX1447T1

PROMISSORY NOTE
ARTESIAN WASTEWATER MANAGEMENT, INC.

$7,500,000          August 8, 2018

FOR VALUE RECEIVED, ARTESIAN WASTEWATER MANAGEMENT, INC. (the “Maker”) promises to pay to COBANK, ACB (the “Payee”) or its assigns in U.S. dollars and in immediately available funds, the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS AND 00/100 CENTS ($7,500,000) in eighty (80) consecutive quarterly installments, each in an amount and each due and payable on the dates provided in the “Supplement” (as hereinafter defined).  The undersigned also promises to pay to the Payee interest on the unpaid principal balance hereof in like money at the rates of interest, at the times, and calculated in the manner set forth in the “Supplement” and the “Master Loan Agreement” (both as hereinafter defined).  For purposes hereof, the term:  (1) “Supplement” shall mean that certain Supplement To Master Loan Agreement ($7,500,000 Capital Expenditures Facility) dated as of August 8, 2018, and numbered RX1447T1, as such Supplement may be amended or restated from time to time; and (2) “Master Loan Agreement” shall mean that certain Master Loan Agreement dated August 8, 2018, and numbered RX1447, as that agreement may be amended or restated from time to time.
Subject to the payment of a premium calculated in accordance with Section 8.01 of the Master Loan Agreement, the Maker may, on three (3) Business Day’s prior written notice, prepay this Promissory Note in whole or in part, together with accrued interest on the amount thereof. All partial prepayments shall be applied in the manner set forth in the Supplement.
Notwithstanding any other provision hereof: (1) if any date on which principal and interest are due is not a Business Day, then such payment shall be made on the next Business Day and interest on any principal amount not paid on the original installment due date shall continue to accrue until such payment is made; (2) if any installment of interest or principal is not paid when due, then such installment shall be due and payable on demand; and (3) upon the occurrence of an “Event of Default” (as defined in the Master Loan Agreement) until such Event of Default shall have been waived or cured in a manner satisfactory to CoBank, interest on the unpaid principal balance hereof shall accrue at 2% per annum in excess of the rate(s) of interest that would otherwise be in effect.
Payments on this Promissory Note shall be made as provided in Section 2.07 of the Master Loan Agreement.  The Maker agrees that the Payee shall not be obligated to present this Promissory Note for payment.
This Promissory Note is given to evidence one or more loans made by the Payee to the Maker under the Master Loan Agreement and the Supplement, and is the Promissory Note referred to in the Master Loan Agreement and the Supplement.  Capitalized terms used herein and not defined herein shall have the meanings given to those terms in the Master Loan Agreement or in the Supplement.
This Promissory Note is secured as provided in the first sentence of Section 2.04 of the Master Loan Agreement.  In addition, this Promissory Note is guaranteed as provided in Section 2.04(B) of the MLA. Upon the occurrence of an Event of Default under the Master Loan Agreement (as modified by the Supplement), the principal amount hereof, together with accrued interest hereon and any premium owing under Section 8.01 of the Master Loan Agreement, may be declared to be due and payable in the manner, upon the conditions, and with the effect provided in the Master Loan Agreement.
The Payee will keep a record of: (A) the unpaid principal balance hereof; (B) the interest rate(s) applicable to the unpaid principal balance hereof and the effective dates of any changes thereto; (C) all fees and expenses due and payable hereunder; and (D) the date and amount of all principal, interest, and fees paid by the Maker. To the extent permitted by applicable Law, such record (and all computer printouts thereof) shall be presumed correct absent manifest error as to the obligations of the Maker therein recorded; provided, that the failure of Payee to maintain such record, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) any loan in accordance with the terms of this Note, the Supplement, and the Master Loan Agreement.
The Maker hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Promissory Note, and all defenses on the grounds of delay or of any extension of time for the payment hereof which may be hereafter given by the holder or holders hereof, and it is specifically agreed that the obligations of the Maker shall not be affected or altered to the prejudice of the holder or holders hereof by reason of the assumption of payment of the same by any other person or entity.
Except to the extent governed by Federal law, this Promissory Note shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to choice of law doctrine.

(Signature on Next Page)

ARTESIAN WASTEWATER MANAGEMENT, INC.

By:

Name: ____________________________________

Title:

(Signature page to Promissory Note RX1447T1)

Loan No. RX1447T2

SUPPLEMENT TO MASTER LOAN AGREEMENT
($4,500,000 Multiple Advance Term Loan Facility)

THIS SUPPLEMENT TO MASTER LOAN AGREEMENT (this “Supplement”) is entered into as of August 8, 2018, between ARTESIAN WASTEWATER MANAGEMENT, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and CoBANK, ACB, a federally chartered instrumentality of the United States (“CoBank”), and supplements the Master Loan Agreement dated as of August 8, 2018, between the Company and CoBank (as amended or restated from time to time, the “MLA”).
SECTION 1.          The Commitment.  On the terms and conditions set forth in the MLA and this Supplement, CoBank agrees to make loans (the “Loans”) to the Company from time to time during the period set forth below, in an aggregate principal amount not to exceed $4,500,000 (the “Commitment”).  Under the Commitment, amounts borrowed and later repaid may not be reborrowed.
SECTION 2.          Purpose.  The purpose of the Commitment is to provide long-term financing for the expansion and upgrade of the Stonewater Wastewater Treatment Facility.
SECTION 3.          Term of Commitment.  The term of the Commitment shall be from the date when all conditions precedent set forth herein and the MLA shall have been satisfied up to (but not including)  December 28, 2018, or such later date as CoBank may, in its sole discretion, authorize in writing.
SECTION 4.          Availability.  The Loans will be made available as provided in Section 2.02 of the MLA; provided, that, for the avoidance of doubt, CoBank agrees that the full Commitment may be borrowed by the Company in a single Loan.
SECTION 5.          Interest.  The Company agrees to pay interest on the unpaid principal balance of the Loans at 5.12% per annum.  Interest shall be calculated on the actual number of days each Loan is outstanding on the basis of a year consisting of 360 days. In calculating interest, the date each Loan is made shall be included and the date each principal installment is repaid shall, if received before 11:00 AM Mountain Time, be excluded. Interest shall be calculated and paid quarterly in arrears on the thirtieth (30th) day of each of March, June, September and December.
SECTION 6.          Underwriting Fee.  None.  [Waived by CoBank].
SECTION 7.          Repayment.  The Company agrees to repay each Loan in eighty (80) consecutive quarterly installments, each due on the thirtieth (30th) day of each March, June, September, and December, with the first installment due on March 30, 2019, and the last installment due on December 30, 2038. The amount of each installment shall be the same principal amount that would be required to be repaid if the Loan was scheduled to be repaid in level installments of principal and interest and such schedule was calculated using 5.12% as the rate of interest accruing on the Loan; provided, however, that the last installment of each Loan shall be in an amount equal to the then unpaid principal balance of the Loan.
SECTION 8.          Prepayment.  Subject to Section 8.01 of the MLA, the Company may prepay the Loans in whole or in part upon three (3) Business Day’s prior written notice.  All partial prepayments shall be applied to the Loans in the inverse order of their maturity.
SECTION 9.          Promissory Note.  The Company’s obligation to repay the Loans shall be evidenced by a promissory note in substantially the form attached hereto as Exhibit A (the “Promissory Note”).
SECTION 10.          Security.  The Company’s obligations hereunder, under the MLA, and under the Promissory Note shall be secured as provided in Section 2.04(A) of the MLA. In addition, the Company’s obligations shall be guaranteed by the Guarantor as provided in Section 2.04(B) of the MLA.
SECTION 11.          Conditions Precedent.  CoBank’s obligation to make the initial Loan hereunder is subject to the conditions precedent set forth in Section 3.01 and Section 3.03 of the MLA. . Without limiting Section 3.01 of the MLA, CoBank’s obligation to make the initial Loan hereunder is subject to the condition precedent that CoBank receive such evidence as it may reasonably require that the Company has obtained all permits and other authorizations required to commence construction of the Project.
SECTION 12.          Counterparts and Electronic Delivery. This Supplement may be executed in counterparts (and by different parties in different counterparts), each of which shall constitute an original, and all of which when taken together shall constitute a single agreement. In addition, this Supplement may be delivered by electronic means.

(Signature Page(s) Follow)

IN WITNESS WHEREOF, the parties have caused this Supplement to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB

By:

Name: ______________________________

Title:

ARTESIAN WASTEWATER MANAGEMENT, INC.

By:

Name: ______________________________

Title:

(Signature Page to Supplement to Master Loan Agreement No. RX1260T2)

EXHIBIT A
Loan No. RX1447T2

PROMISSORY NOTE
ARTESIAN WASTEWATER MANAGEMENT, INC.

$4,500,000          August 8, 2018

FOR VALUE RECEIVED, ARTESIAN WASTEWATER MANAGEMENT, INC. (the “Maker”) promises to pay to COBANK, ACB (the “Payee”) or its assigns in U.S. dollars and in immediately available funds, the principal sum of FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS AND 00/100 CENTS ($4,500,000) in eighty (80) consecutive quarterly installments, each in an amount and each due and payable on the dates provided in the “Supplement” (as hereinafter defined).  The undersigned also promises to pay to the Payee interest on the unpaid principal balance hereof in like money at the rates of interest, at the times, and calculated in the manner set forth in the “Supplement” and the “Master Loan Agreement” (both as hereinafter defined).  For purposes hereof, the term:  (1) “Supplement” shall mean that certain Supplement To Master Loan Agreement ($4,500,000 Capital Expenditures Facility) dated as of August 8, 2018, and numbered RX1447T2, as such Supplement may be amended or restated from time to time; and (2) “Master Loan Agreement” shall mean that certain Master Loan Agreement dated August 8, 2018, and numbered RX1447, as that agreement may be amended or restated from time to time.
Subject to the payment of a premium calculated in accordance with Section 8.01 of the Master Loan Agreement, the Maker may, on three (3) Business Day’s prior written notice, prepay this Promissory Note in whole or in part, together with accrued interest on the amount thereof. All partial prepayments shall be applied in the manner set forth in the Supplement.
Notwithstanding any other provision hereof: (1) if any date on which principal and interest are due is not a Business Day, then such payment shall be made on the next Business Day and interest on any principal amount not paid on the original installment due date shall continue to accrue until such payment is made; (2) if any installment of interest or principal is not paid when due, then such installment shall be due and payable on demand; and (3) upon the occurrence of an “Event of Default” (as defined in the Master Loan Agreement) until such Event of Default shall have been waived or cured in a manner satisfactory to CoBank, interest on the unpaid principal balance hereof shall accrue at 2% per annum in excess of the rate(s) of interest that would otherwise be in effect.
Payments on this Promissory Note shall be made as provided in Section 2.07 of the Master Loan Agreement.  The Maker agrees that the Payee shall not be obligated to present this Promissory Note for payment.
This Promissory Note is given to evidence one or more loans made by the Payee to the Maker under the Master Loan Agreement and the Supplement, and is the Promissory Note referred to in the Master Loan Agreement and the Supplement. Capitalized terms used herein and not defined herein shall have the meanings given to those terms in the Master Loan Agreement or in the Supplement.
This Promissory Note is secured as provided in the first sentence of Section 2.04 of the Master Loan Agreement.  In addition, this Promissory Note is guaranteed as provided in Section 2.04(B) of the MLA. Upon the occurrence of an Event of Default under the Master Loan Agreement (as modified by the Supplement), the principal amount hereof, together with accrued interest hereon and any premium owing under Section 8.01 of the Master Loan Agreement, may be declared to be due and payable in the manner, upon the conditions, and with the effect provided in the Master Loan Agreement.
The Payee will keep a record of: (A) the unpaid principal balance hereof; (B) the interest rate(s) applicable to the unpaid principal balance hereof and the effective dates of any changes thereto; (C) all fees and expenses due and payable hereunder; and (D) the date and amount of all principal, interest, and fees paid by the Maker. To the extent permitted by applicable Law, such record (and all computer printouts thereof) shall be presumed correct absent manifest error as to the obligations of the Maker therein recorded; provided, that the failure of Payee to maintain such record, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) any loan in accordance with the terms of this Note, the Supplement, and the Master Loan Agreement.
The Maker hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Promissory Note, and all defenses on the grounds of delay or of any extension of time for the payment hereof which may be hereafter given by the holder or holders hereof, and it is specifically agreed that the obligations of the Maker shall not be affected or altered to the prejudice of the holder or holders hereof by reason of the assumption of payment of the same by any other person or entity.
Except to the extent governed by Federal law, this Promissory Note shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to choice of law doctrine.

(Signature on Next Page)

ARTESIAN WASTEWATER MANAGEMENT, INC.

By:

Name: ____________________________________

Title:

(Signature page to Promissory Note RX1447T2)